Exhibit 99.1

 Quarterly Investor Update   September 3rd, 2020

 Safe Harbor StatementForward-looking Language  This presentation contains "forward-looking statements," related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: our ability to continue as a going concern; our ability to successfully consummate a financial restructuring of our existing debt, existing equity interests, and certain other obligations (the Restructuring), and emerge from cases commenced under chapter 11 (the Chapter 11 Cases) of the United States Bankruptcy Code, including by satisfying the conditions and milestones in the restructuring support agreement; our ability to improve our liquidity and long-term capital structure and to address our debt service obligations through the Restructuring and the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; risks and uncertainties associated with the Restructuring, including our ability to receive approvals for debtor-in-possession financing and successfully consummate the Restructuring; our ability to comply with the restrictions expected to be imposed by covenants in debtor-in-possession and exit financing; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring; increased administrative and legal costs related to the Chapter 11 process; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize productivity improvements; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to meet our CAF II obligations and the risk of penalties or obligations to return certain CAF II funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of state regulatory requirements that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects (such as highway construction) that impact our capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets or additional losses on assets held for sale; the effects of increased medical expenses and pension and postemployment expenses; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2020 and beyond; the effects of weak economic conditions and market disruptions, including the impact of the ongoing COVID-19 pandemic; risks arising from the delisting of our common stock from the Nasdaq Global Select Market; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent report on Form 10-K and our Form 10-Q for the quarter ended June 30, 2020. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.  2

 Non-GAAP Financial Measures  Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, and adjusted operating expenses, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations. A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies. EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue. Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue. Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures. Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented. Management defines operating free cash flow, a non-GAAP measure, as net cash from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as taxes, pension and OPEB costs, interest expense, and debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure. Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance. Projected GAAP financial measures are not provided herein because such figures are not available on a forward-looking basis and reconciliations of projected non-GAAP financial measures are not provided because they could not be derived without unreasonable effort.The information in this presentation should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.  3

 Note regarding Classifications of Results  Unless otherwise indicated, the information presented herein, including operational and financial data, non-GAAP measures, and commentary pertains to the Remaining Properties only. “Remaining Properties”, as defined in Frontier’s 10-Q for the quarter ended June 30, 2020, comprises the 25 states Frontier currently operates in as of June 30, 2020, and excludes Washington, Oregon, Idaho, and Montana due to the divestiture of operations and assets in these states effective May 1, 2020. “Consolidated” refers to the entire business, which may include financial data from Washington, Oregon, Idaho, and Montana for the periods through May 1, 2020. References to “Northwest Ops” refer to the metrics of the four Northwest states. Reconciliations for the Consolidated, Remaining Properties, and Northwest Ops financial results can be found in the Appendix section of this presentation, Frontier’s 10-Q for the quarter ended June 30, 2020, and Frontier’s Form 8-K containing supplemental financial information filed on August 7, 2020.   4

 Introduction  Today’s Presenters  Robert A. SchriesheimDirector; Chairman of Finance Committee  Bernard L. HanPresident and Chief Executive Officer  Sheldon BruhaChief Financial Officer  5

 Table of Contents  Situation Overview (Speaker: Robert A. Schriesheim)Key Initiatives Update (Speaker: Bernard L. Han)Quarterly Financial Results (Speaker: Sheldon Bruha)Appendix  7  6  13  25  31

  Situation OverviewRobert A. Schriesheim,Director; Chairman of Finance Committee

 Summary: Overview   Our Focus is on creating value for our stakeholders by:  8  1  Managing an expeditious restructuring process  2  Progressing and implementing an extensive operational improvement plan   3  Augmenting current management team through key hires  4  Developing a strong business foundation to position Frontier for maximum optionality, including asset reconfiguration and reinvestment

# Restructuring Overview

1

*Frontier expects to emerge from bankruptcy with a deleveraged balance sheet and ample liquidity to pursue operational and strategic initiatives*

Frontier COMMUNICATIONS

**~$11B**

**Debt Reduction[1]**



$17.5B
$6.5B
Pre-Petition
Post-Emergence

**~$1B**

**Annual Interest Expense Reduction[1]**



$1.5B
$0.5B
Pre-Petition
Post-Emergence

**Flexibility to Reinvest in Attractive New Initiatives**

**~$3.5B+**
Cumulative capital investment opportunities identified

**~3.0M+**
Copper homes can be upgraded to fiber at an attractive IRR

**~60K**
Fiber to the Home builds planned for 2020 and currently underway

**Expeditious Bankruptcy Process**

**75%**
Restructuring Support Agreement supported by over 75% of Bondholders

August 21
Plan Confirmed[2]

**Early 2021**
Expected Bankruptcy Emergence (6 state PUCs have already approved)

1. Illustratively assumes $750M of takeback debt to Unsecured Bondholders at a 10% interest rate. Does not include impact of any potential refinancing
2. Court approved confirmation on 8/21/20 subject to final documentation, which occurred on 8/27/20.

9

# 2 Summary of Operational Improvements

Frontier COMMUNICATIONS

- *Operational Initiatives are on track to achieve roughly **$125M of Adj EBITDA benefit in 2020**, and on track for **$400 Million by 2022***

## Key Operational Milestones

- **June 2019**: Reconstituted the Board and Finance Committee
- **Dec. 2019**: Announced Bernie Han as new CEO
- **Dec. 2019**: Raised prices on premium channels
- **Late 2019**: Deployed 1G capability to over 97% of fiber homes
- **Jan. – Apr. 2020**: Hired 22 new enterprise "inside sales reps"
- **Feb. 2020**: Announced Mike Shippey as new Wholesale SVP
- **Feb. 2020**: Dropped Starz from video offering
- **Mar. – Apr. 2020**: Transition to work from home (WFH)
- **Mar. 2020**: Hired enterprise consultant Chris Ancell (former XO Comm. CEO)
- **Apr. 2020**: Instituted no home-entry policy for installs, limiting ability to sell 500Mbps & 1G speeds
- **Apr. 2020**: Hired SVP of Finance: Jim Stanley
- **Apr. 2020**: Resumed selling 500Mbps speeds, enabled by tech. solution
- **Apr. 2020**: Paused selling TV due to reevaluation of product offerings
- **May 2020**: Launched engineering planning and prioritization process for 60k brownfield FTTH pilot build in 2020
- **May 2020**: Resumed 1G installs, enabled by tech. solution
- **Jun. 2020**: Renegotiated HBO contract as part of video strategy
- **Jun. 2020**: Launched fulsome enterprise managed security solution
- **July 2020**: Applied to participate in the Rural Digital Opportunity Fund (RDOF) auction
- **Aug. 2020**: As of August 25th, 44K brownfield FTTH pilot homes released for construction
- **Aug. 2020**: Plan of Reorganization confirmed on August 21st [1]
- **Sept. 2020**: Dropped FOX regional sports networks from video offering

January 2020 | February 2020 | March 2020 | April 2020 | May 2020 | June 2020 | July 2020 | August 2020 | September 2020

Legend:
- Product or Network Launch / Upgrade
- Other Product-related Initiative Implemented
- New Hiring / Other Key Operational Milestone

1. Court approved confirmation on 8/21/20 subject to final documentation, which occurred on 8/27/20.

10

3

# Strengthening the Management Team

Frontier Communications

**Frontier's recent appointments of experienced telecom veterans augment senior leadership team and leave us well-positioned to implement planned operational improvements**



**Bernard L. Han, President & Chief Executive Officer**

- Appointed CEO in December 2019
- Previously an advisor to Frontier, beginning in October 2019
- Over 30 years' experience and significant operational and financial expertise, including 11 years in the telecommunications industry at DISH Network, where he served as Chief Financial Officer, Chief Operating Officer, and Executive Vice President



**Chris Ancell, Enterprise Consultant**

- Joined in March 2020
- Prior to Frontier, served as CEO of XO Communications, a telecom firm acquired by Verizon in 2017 for $1.8bn
- Previously spent 12 years in leadership roles at both CenturyLink and Qwest, including president of CenturyLink's business markets organization and executive vice president of Qwest's business markets organization



**Mike Shippey, SVP of Wholesale Services**

- Joined in February 2020
- Prior to Frontier, served as president of wholesale services at Windstream Holdings for four years
- Brings significant experience in the telecom industry, having held executive level and other leadership positions at YMAX Communications, Covista Communications and Teleglobe



**Jim Stanley, SVP of Finance**

- Joined in April 2020
- Over 30 years of experience in corporate finance, including time spent as the CFO of The NutraSweet Company, the Center for Diagnostic Imaging, and Meridian Behavioral Health

11

# 4 Strong Foundation

| | | |
|---|---|---|
| **Significantly Deleveraged Capital Structure** | **2.3x Net Leverage Ratio[1, 2]**<br>Projected at Emergence Debt | |
| **Significant Interest Expense Savings Create Optionality to Delever or Invest in Accretive Investment Opportunities** | **~70%**<br>Reduction in annual interest expense[1, 3] | Further potential to decrease cost of debt through opportunistic refinancing |
| **Strategic Operational Initiatives Reduce Unprofitable Product Mix and Enhance Unit Economics while Reducing Customer Churn and Rationalizing Costs** | ✓ Churn Reduction<br>✓ Improved Sales Strategy<br>✓ Process Streamlining<br>✓ Product Portfolio Improvement<br>✓ New Builds<br>✓ Solution Modernization | **65%**<br>Reduced Churn at Expiration of Promo Pricing Since "Soft-Landing" Implementation |
| **Attractive Position in Key Geographic Markets** | Frontier is well-positioned to capitalize on its incumbency and attractive market demographics | 13%+ of copper footprint does not face cable competition |
| **Numerous Expansion Opportunities Identified, Which Could Generate Meaningful Cash Flow** | Opportunities to invest in fiber upgrades in-footprint and bid on next-gen, fiber-based service contracts could provide uplift to fiber availability | Applied to Participate in RDOF Auction |

1. Illustratively assumes $750M of takeback debt to Unsecured Bondholders at a 10% interest rate. Does not include impact of any refinancing
2. Calculated as projected debt at emergence divided by LTM Q2 '20 Adj. EBITDA pro forma for the Remaining Properties
3. Annual expected cash interest expense at emergence as compared to filing date capital structure

12

 2. Key Initiatives UpdateBernard L. Han,President and Chief Executive Officer

# Frontier Strategic Vision

Frontier Communications

## Frontier Strategy

- Transform the business from a provider of legacy telecom services over a primarily copper-based network to a next generation broadband service provider with long-lived fiber-based infrastructure
- Shift revenue base from predominantly legacy copper-based products to predominantly modern/next-gen fiber products by 2031
- Pursue a virtual separation of state groupings
- Enhance value of enterprise given increased fiber margin contribution of subscriber counts

### Stabilize and Repair the Existing Business

- Implement initiatives to reduce churn and stop new sales of value destructive products and bundles
- Retain legacy voice and data customers, and support conversion to VoIP, UCaaS, and Ethernet as needed
- Improve customer experience and service quality to drive positive fiber broadband net adds
- Grow share where possible based on network advantage
- Contain costs, reconfigure staffing, and manage cash flow

### Maximize Flexibility to Invest in Fiber and Growth Projects

- Opportunistically invest in fiber upgrades in-footprint, including consumer, SMB, enterprise, towers, and small cells
- Reset wholesale customer relationships and bid on next-gen, fiber-based service contracts, including ethernet, Fiber to the Tower (FTTT), and small cell solutions
- Applied to participate in RDOF

### Reconfigure Asset Portfolio

- Selectively and proactively identify and seek to monetize states that may be less strategic
- Identify potential alternative sources of funding and/or innovative capital structure options
- Carefully consider fixed / stranded costs and develop strategies to minimize these costs

14

Business Update

Frontier COMMUNICATIONS

# Key Q2 2020 Highlights

- Consumer customer churn of 1.63% for Remaining Properties, a sequential and YoY improvement
- Fourth consecutive quarter of positive fiber net adds and a YoY improvement in net losses in copper markets
- Significant repricing and reduction of video gross adds while still maintaining positive broadband net adds
- Commercial facing COVID pressures in the area of broadband

[1] Adjusted EBITDA is a non-GAAP measure. See page 32 and 33 for the reconciliation of Net Income (Loss) to Adjusted EBITDA.

**$1,801M**

### Total Revenue

Revenue of Remaining Properties of $1,754M

- Consumer revenue of $874M
- Commercial revenue of $786M

**$181M**

### Net loss

Includes $176M of reorganization items and balance sheet restructuring costs, $136M loss on sale of Northwest Operations, and $56M pension settlement charge

**$732M**

### Adjusted EBITDA[1]

Adjusted EBITDA of Remaining Properties of $703M

**$1,131M**

### Net sale proceeds from Northwest sale excluding amounts in escrow

Closed sale of operations and assets in four Northwest states on May 1, 2020

15

# Commercial Strategy: **Sales & Account Update**

- Frontier is transitioning to a more productive enterprise sales force focused on cultivating relationships with our existing customer base and driving efficient sales of core strategic products
- Total ethernet circuit counts have been steadily increasing both pre and post COVID

## Enterprise Priorities

1. Restructure sales staff
2. Improve engagement with existing customers
3. Create clear customer segmentation rules and align organizational structure with these segments
4. Improve sales proficiency and effectiveness around core products
5. Improve sales information and targeting

## Ethernet Internet Access (EIA): Net Adds and Beginning Units



Total Ethernet Circuits
7,200
7,000
6,800
6,600
6,400
6,200
6,000
Net Adds
500
450
400
350
300
250
200
150
100
50
-
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Net Adds
Beginning Units

16

 17  Wholesale Initiatives Update:Progress has been made on relationships with major customers with positive customer feedbackProducts and systems are being enhanced to make Frontier more competitive and more reliable as a service partnerContinue to seek to invest capital in creating modern ethernet solutions for customers, both wireline and wirelessProcesses for sales continue to be augmented to improve execution for all accounts, large and small  Frontier continues to advance relationships with its wholesale customers, looking to create long-term value as a reliable partner for modern ethernet and fiber-based services   Wholesale: Initiatives Update

 Network: Brownfield Pilot Update  Currently in the build stage of the Brownfield fiber to the home (“FTTH”) pilot, with penetration uptake to occur in future quartersBuilding up to 60K homes across six states for a total of $50M  18  June 30th  August 25th  Cumulative Homes Engineered / Released for Construction  18K  44K  FTTH Build Progress as of…  Relevant Discussion Points  Over 40k homes have been engineered as of August 25thTo date, all planning, permitting, construction, and training has been progressing without issue

# Network: **Brownfield FTTH Potential**

Frontier COMMUNICATIONS

- Frontier has examined its entire footprint and developed an estimate of expected Brownfield FTTH opportunity given different IRR thresholds
- Today, Frontier passes roughly 3.0 million homes with fiber, or ~20% of the 14.0 million total homes served with broadband (BB)
- There are between 2.5 and 9.0 million incremental potential homes passed depending on target IRR thresholds



Potential Homes Passed
2031 Adj. EBITDA Uplift
Initial Build Capex
Projected % of BB Capable Homes Served with Fiber
2.5-3.0M
$0.5-$0.7B
$1.5-$2.0B
35-40%
Potential Homes Passed
2031 Adj. EBITDA Uplift
Initial Build Capex
% of BB HHs w/ Fiber
20% IRR Threshold
5.5-6.0M
$1.0-$1.5B
$4.5-$5.0B
60-65%
15% IRR Threshold
8.5-9.0M
$1.5-$2.0B
$8.5-$9.0B
80-85%
9% IRR Threshold

- 25-30% Total Program IRR
- 20-25% Total Program IRR
- 15-20% Total Program IRR

Note: FTTH builds are staged through 2028 due to assumed capital and labor constraints.
Note: Not to scale
Note: Figures represent Brownfield FTTH opportunity only, does not include RDOF or other reinvestment opportunities

19

# Network: **Other Opportunities Outside FTTH Builds**

Frontier COMMUNICATIONS

**3 million, or ~20%, of ~14 million broadband capable homes are passed with fiber today, with ample opportunity to upgrade FTR's existing fiber and copper network to improve product capabilities, enhance customer satisfaction, reduce churn, and attract new customers**

- Key Potential Future Network Improvement Opportunities
  (Outside of Brownfield FTTH Build)
  - **~3 million copper locations** with low speeds can be upgraded to 20Mbps+ at an average cost of $100 per location (subject to location by location assessment; some locations may overlap with the brownfield FTTH opportunity in which case only one upgrade type may be chosen)
  - **Remaining ~100k fiber locations** can be upgraded to 1G at an average cost of $80 per location
  - The reliability of **~100k copper locations** with low speeds can be improved materially

20

# Product: Frontier Data-First Strategy

Frontier COMMUNICATIONS

**To create long-term value and add profitable business, the focus is on creating a higher performance, data-driven product suite and migrating away from legacy products and video**

| ***Transition Away from Legacy & Video*** | |
|---|---|
| ***Video / Triple Play*** | • Pivot away from video and triple play sales due to low-margins and high customer acquisition costs<br>• Video market under intense competition from OTT players (demand for which bolsters broadband)<br>• Offer OTT TV services as an alternative to traditional video |
| ***Manage Voice Decline*** | • Manage TDM voice declines<br>• Develop more VoIP and UCaaS products<br>• Treat as add-ons for data customers |

| ***Move Towards Profitable Data-Driven Strategy*** | |
|---|---|
| ***Network Upgrades*** | • 3 million copper homes can be upgraded to 20Mbps<br>• 97% of fiber homes are 1G capable, with ~100K fiber locations that can be upgraded from DSL speeds to 1G<br>• Brownfield FTTH |
| ***Commercial & Wholesale*** | • Prioritize ethernet and strategic product sales<br>• Ramp up enterprise sales and account management force with new structure |
| ***Products*** | • Simplify broadband product offerings and packages |

21

# Product: **Consumer Video Strategy**

Frontier COMMUNICATIONS

- Frontier continues to execute its video strategy of achieving savings by renegotiating contracts and dropping channels; in June 2020, Frontier renegotiated its contract with HBO, lowering content costs
- Frontier also continues to decrease new gross adds by pausing marketing and sales on video products (recent declines have also been partially influenced by inability to enter homes due to COVID). We are currently evaluating how to profitably participate in the video product market
- Gross Margin contribution per video sub increased by roughly $3 from Q2 2019 to Q2 2020

**FiOS Video: FiOS Video Revenue less Content Costs per Video Sub**


$40
$30
$20
$10
$0
Fios Video Revenue less Content Cost per Sub
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Content costs regularly raised at the beginning of each year
• Dropped STARZ in Q1'20, achieving ~$3.6M in quarterly run rate EBITDA benefit net of churn
• HBO contract was renegotiated in Q2'20, achieving ~$3M per quarter in net EBITDA benefit
• FOX regional sports networks was dropped in early September, achieving ~$9.0M - $10.5M in quarterly net EBITDA benefit

**Fiber BB vs Fios Video GA Mix**


Fiber BB GAs
FiOS Video GAs
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
27%
27%
24%
20%
15%
2%
73%
73%
76%
80%
85%
98%
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Video GAs significantly impacted in Q2 '20 by a pause on marketing and sales and our inability to enter people's homes due to COVID

Note: Figures are for Remaining Properties

22

 Customer Service / Churn: Fiber Broadband Net Adds  Continued initiatives focused on soft-landing promo roll-offs and customer service improvements continued to drive down churn in Q2 ‘20Frontier previously was unable to offer high speed packages to fiber customers for a period during COVID, but that has been resolved via a technology solution  Consumer Fiber Broadband Quarterly Net Adds  23  Consumer Fiber Broadband Avg. Monthly Churn Rate  Churn reduction continued through Q2‘20, driven by soft-landing promo-roll offs, customer service improvements, and the impact COVID-19    Note: Figures are for Remaining Properties  Unable to offer 500Mbps and 1G installs for a period during Q2 ‘20, but this was fixed via a technology solution

# COVID-19 Impact Update

Frontier COMMUNICATIONS

**Key KPIs show COVID-19's impact on FTR's business has been relatively modest to date, with very minor non-payment impact and some improvements in net adds during the pandemic**

## Operational Learnings and Facts to Date

- Frontier completed significant 1G fiber upgrades without entering homes, allowing us to improve install efficiency moving forward
- The adjustment to WFH was seamless and appears to have improved productivity to date, translating into an improved customer experience

## Non-Pays

- After peaking in April during the height of COVID restrictions and various mandates, such as the FCC Keep America Connected pledge, levels of residential subscribers that are active but not paying have returned to pre-COVID levels
- Small and Medium Business (SMB) non-pays similarly spiked in April – May, and have largely recovered in recent months

## Broadband Installs

- Weekly average consumer fiber broadband installs bottomed out during April before rebounding to pre-COVID levels
- Weekly average consumer copper broadband installs remained flat through Q2 '20
- Commercial installs declined more drastically than their consumer counterpart but are similarly returning to normal levels

## Broadband Churn

- Consumer broadband has been resilient through the pandemic
- Commercial churn remained steady through March and April and has improved in recent months

24

 3. Quarterly Financial ResultsSheldon Bruha,Chief Financial Officer

# Key Financial Highlights – Consolidated[1]

Frontier COMMUNICATIONS

| ($ in Millions) | Q1 2019 | Q2 2019 | Q3 2019 | Q4 2019 | FY 2019 | Q1 2020 | Q2 2020 |
|---|---|---|---|---|---|---|---|
| **Total Revenue** | **$2,101** | **$2,067** | **$1,997** | **$1,942** | **$8,107** | **$1,933** | **$1,801** |
| *Customer* | *$2,009* | *$1,972* | *$1,906* | *$1,851* | *$7,738* | *$1,843* | *$1,705* |
| *Subsidy & Other[2]* | *$92* | *$95* | *$91* | *$91* | *$369* | *$90* | *$96* |
| **Net Loss** | **($87)** | **($5,317)** | **($345)** | **($162)** | **($5,911)** | **($186)** | **($181)** |
| Net Cash Provided from Operating Activities | $282 | $575 | $246 | $405 | $1,508 | $477 | $473 |
| Adjusted Operating Expenses[3] | $1,228 | $1,185 | $1,193 | $1,168 | $4,774 | $1,150 | $1,069 |
| **Adjusted EBITDA[3]** | **$873** | **$882** | **$804** | **$774** | **$3,333** | **$783** | **$732** |
| Adjusted EBITDA Margin[3] | 41.6% | 42.7% | 40.3% | 39.9% | 41.1% | 40.5% | 40.6% |
| CapEx | $305 | $275 | $318 | $328 | $1,226 | $286 | $225 |
| **LTM Operating FCF[3]** | **$643** | **$592** | **$563** | **$282** | **$282** | **$496** | **$444** |

- **Q2 2020 column** excludes NW Ops after May 1, 2020 divestiture
- **Net loss** includes $176M of reorganization items and balance sheet restructuring costs, $136M loss on sale of NW Ops, and $56M pension settlement charge
- **LTM Operating FCF** reflects the automatic stay of unsecured interest and principal payments due to bankruptcy filing

[1] Q2 2020 includes one month of data from the NW Ops and may not be comparable to prior periods. See appendix slides for detail on Consolidated Frontier vs. Remaining Properties

[2] Includes approximately $10M of revenue from transition services performed for purchaser of NW Ops as described in our 10-Q for the quarter ended June 30, 2020.

[3] Adjusted Operating Expenses, Adjusted EBITDA, Adjusted EBITDA Margin and LTM Operating Free Cash Flow are non-GAAP measures. See page 32 for a reconciliation of Net Income (Loss) to Adjusted EBITDA. See page 34 for a reconciliation of Operating Expenses to Adjusted Operating Expenses. See page 36 for a reconciliation of Net Cash Provided from Operating Activities to LTM Operating Free Cash Flow. See page 3 for the definition of Adjusted EBITDA Margin.

26

# Revenue and Adj. EBITDA – Remaining Properties

Frontier COMMUNICATIONS

| ($ in Millions) | Q1 2019 | Q2 2019 | Q3 2019 | Q4 2019 | FY 2019 | Q1 2020 | Q2 2020 |
|---|---|---|---|---|---|---|---|
| Data & Internet Services | $888 | $885 | $851 | $822 | $3,446 | $855 | $849 |
| Voice Services | $604 | $582 | $574 | $555 | $2,315 | $529 | $509 |
| Video Services | $255 | $248 | $233 | $222 | $958 | $212 | $197 |
| Other | $113 | $111 | $106 | $108 | $438 | $108 | $105 |
| **Total Customer Revenue** | **$1,860** | **$1,826** | **$1,764** | **$1,707** | **$7,157** | **$1,704** | **$1,660** |
| Consumer | $996 | $969 | $943 | $923 | $3,831 | $894 | $874 |
| Commercial | $864 | $857 | $821 | $784 | $3,326 | $810 | $786 |
| **Total Customer Revenue** | **$1,860** | **$1,826** | **$1,764** | **$1,707** | **$7,157** | **$1,704** | **$1,660** |
| Subsidy & Other Revenue[1] | $86 | $89 | $85 | $85 | $345 | $84 | $94 |
| **Total Revenue** | **$1,946** | **$1,915** | **$1,849** | **$1,792** | **$7,502** | **$1,788** | **$1,754** |
| Adjusted Operating Expenses[2] | $1,175 | $1,134 | $1,144 | $1,119 | $4,752 | $1,102 | $1,051 |
| **Adjusted EBITDA [2]** | **$771** | **$781** | **$705** | **$673** | **$2,930** | **$686** | **$703** |

- **Data and Internet Services revenue stable** sequentially across most product offerings
- **Consumer revenue** declines vs prior year driven by secular declines in voice and video
- **Commercial** facing COVID pressures in the area of broadband
- **Adjusted OpEx** trends reflect ongoing cost disciplines and reduced video content costs

[1] Includes approximately $10M of revenue from transition services performed for purchaser of NW Ops as described in our 10-Q for the quarter ended June 30, 2020.
[2] Adjusted Operating Expenses and Adjusted EBITDA are non-GAAP measures. See page 33 for a reconciliation of Net Income (Loss) to Adjusted EBITDA. See page 35 for a reconciliation of Operating Expenses to Adjusted Operating Expenses.

27

# Capital Spending Update

Frontier COMMUNICATIONS



**CapEx Spend[1]**

**$225M** in Q2 2020

**$511M** in 1H 2020

## Projects Completed & Underway

- **CAF II: ~12K new locations** enabled with CAF II broadband in Q2, **594K** enabled to-date[2]
- **Built fiber to over 20K greenfield locations in 1H** (primarily housing developments within our remaining footprint) on top of over 30K built in FY 2019
- **~60K FTTH builds** planned for 2020, with 1.2K completed as of August 25th
- **Fixed wireless broadband** builds completed to reach 28K HH in CAF areas as of 6/30/20; targeting 70K HH by year end 2020

[1] Capital expenditures are reported on a Consolidated basis and are not adjusted to exclude Northwest Ops.
[2] Decrease from 614K reported in prior quarter presentation is due to exclusion of Northwest Ops

28

# 1H'20 Actuals vs. Disclosure Statement – Remaining Properties

Frontier COMMUNICATIONS

| *($ in Millions)* | 1H 2020 | B/(W) vs. Disclosure Statement[1] | |
|---|---|---|---|
| | Actuals | Abs ($M) | % |
| Consumer | $1,768 | $11 | 0.6 |
| Commercial | $1,596 | $2 | 0.1 |
| Subsidy & Other Revenue[2] | $178 | $(2) | (1.1) |
| **Total Revenue** | **$3,542** | **$11** | **0.3** |
| Adj. Operating Expenses[3] | $2,153 | $4 | 0.2 |
| **Adjusted EBITDA[3]** | **$1,389** | **$15** | **1.1** |

- **Revenue $11M favorable to Disclosure Statement,** primarily driven by lower consumer churn
- **Adj. Operating Expenses $4M favorable,** primarily driven by lower Consumer add activity and favorable variable cost per customer

[1] Represents the 2020 Base Case as presented in our Disclosure Statement filed with the United States Bankruptcy Court for the Southern District of New York, Case No. 20-22476, on June 17, 2020.
[2] Includes revenue from transition services performed for purchaser of NW Ops as described in our 10-Q for the quarter ended June 30, 2020.
[3] Adjusted Operating Expenses and Adjusted EBITDA are non-GAAP measures. See page 35 for a reconciliation of Operating Expenses to Adjusted Operating Expenses, and page 33 for a reconciliation of net income (loss) to Adjusted EBITDA.

29

# Pro Forma Capitalization

Frontier COMMUNICATIONS

- Plan of Reorganization - Key Transaction Highlights
  - Between now and emergence, use balance sheet cash to repay the prepetition Revolving Credit Facility (RCF)
  - Equitize the Unsecured Notes; Unsecured Bondholders to receive up to $750M of takeback debt
  - Remaining unrestricted cash above $150M to be distributed to Unsecured Bondholders upon emergence, subject to the conditions of Surplus Cash (as defined in the Plan)[1]
- Pro forma capital structure results in:
  - Debt reduction of ~$11B[3]
  - Annual interest expense reduction of ~$1B[3]
  - Pro forma emergence net leverage of 2.3x (based on LTM Q2'20 Adj. EBITDA[4])

spt

| $ in Millions | Amount: As of 06/30/20 | Amount: Pro Forma Adj. | Amount: Pro Forma At Emerg. | x LTM Q2'20 Adj. EBITDA | Coupon At Emerg. | Maturity |
|---|---|---|---|---|---|---|
| Cash | $2,290 | ($2,140) | $150 | | | |
| $625M DIP-to-Exit RCF[2] | $ - | $ - | $ - | | L + 400 | 3 years |
| $850M Existing RCF | 749 | (749) | - | | L + 300 | Feb-24 |
| 1L Term Loan | 1,694 | (17) | 1,677 | | L + 375 | Jun-24 |
| 1L Notes | 1,650 | - | 1,650 | | 8.000% | Apr-27 |
| Other Secured Debt | 13 | - | 13 | | 6.200% | Varies |
| **Total 1L Debt** | **$4,106** | **($766)** | **$3,340** | **1.2x** | | |
| *Net Debt Through 1L* | *1,816* | *1,374* | *3,190* | *1.2x* | | |
| 2L Notes | $1,600 | $ - | $1,600 | | 8.500% | Apr-26 |
| Subsidiary Debt | 856 | - | 856 | | 7.081% | Varies |
| Unsecured Notes | 10,949 | (10,199) | 750 | | TBD[3] | TBD[3] |
| **Total Debt** | **$17,511** | **($10,965)** | **$6,546** | **2.4x** | | |
| *Net Debt* | *15,221* | *(8,825)* | *6,396* | *2.3x* | | |
| **Annual Interest Expense** | **$1,457** | | **$480** | | | |
| **LTM Q2'20 Adj. EBITDA[4]** | **$2,767** | | | | | |

Further potential to decrease cost of debt through opportunistic refinancing

1. Surplus Cash as defined in the Fifth Amended Plan of Reorganization
2. Subject to court approval
3. Illustratively assumes $750M takeback debt at 10% interest rate. If 2L debt is reinstated, takeback debt required to be 3L. If 2L debt is repaid, takeback debt can be secured or unsecured, subject to agreement between the Company and Consenting Noteholders
4. Adjusted EBITDA is pro forma for the Remaining Properties and excludes NW Ops. See page 33 for a reconciliation of net income (loss) to Adjusted EBITDA.

30

 4. Appendix

# Non-GAAP Financial Measures - Consolidated

Frontier COMMUNICATIONS

| ($ in Millions) | Q1 2019 | Q2 2019 | Q3 2019 | Q4 2019 | FY 2019 | Q1 2020 | Q2 2020 |
|---|---|---|---|---|---|---|---|
| Net Income (Loss) | (87) | (5,317) | (345) | (162) | (5,911) | (186) | (181) |
| Add back (Subtract): | | | | | | | |
| *Income Tax Expense (Benefit)* | *18* | *(534)* | *(21)* | *(74)* | *(611)* | *(23)* | *(57)* |
| *Interest Expense* | *379* | *383* | *382* | *391* | *1,535* | *383* | *160* |
| *Investment and Other (Income) Loss, Net* | *9* | *9* | *10* | *9* | *37* | *(5)* | *20* |
| *Pension Settlement Costs* | - | - | - | *57* | *57* | *103* | *56* |
| *Loss on Extinguishment of Debt* | *20* | - | - | - | *20* | - | - |
| *Reorganization Items, Net* | - | - | - | - | - | - | *142* |
| Operating Income (Loss) | 339 | (5,459) | 26 | 221 | (4,873) | 272 | 140 |
| Depreciation and Amortization | 484 | 454 | 422 | 420 | 1,780 | 415 | 397 |
| **EBITDA** | **$823** | **($5,005)** | **$448** | **$641** | **($3,093)** | **$687** | **$537** |
| Add back: | | | | | | | |
| *Pension/OPEB Expense* | *20* | *19* | *20* | *19* | *78* | *23* | *23* |
| *Restructuring Costs and Other Charges* | *28* | *31* | *27* | *82* | *168* | *48* | *36* |
| *Stock-based Compensation Expense* | *3* | *4* | *3* | *5* | *15* | *1* | *1* |
| *Storm Related Insurance Proceeds* | *(1)* | - | - | *(5)* | *(6)* | - | *(1)* |
| *Loss on disposal of Northwest Operations* | - | *384* | *30* | *32* | *446* | *24* | *136* |
| *Goodwill Impairment* | - | *5,449* | *276* | - | *5,725* | - | - |
| **Adjusted EBITDA** | **$873** | **$882** | **$804** | **$774** | **$3,333** | **$783** | **$732** |
| **EBITDA Margin** | **39.1%** | **(242.1)%** | **22.4%** | **33.0%** | **(38.2)%** | **35.6%** | **29.8%** |
| **Adjusted EBITDA Margin** | **41.6%** | **42.7%** | **40.3%** | **39.9%** | **41.1%** | **40.5%** | **40.6%** |

32

# Non-GAAP Financial Measures – Remaining Properties[1]

Frontier COMMUNICATIONS

| ($ in Millions) | Q1 2019 | Q2 2019 | Q3 2019 | Q4 2019 | FY 2019 | Q1 2020 | Q2 2020 |
|---|---|---|---|---|---|---|---|
| Net Income (Loss) | (153) | (5,392) | (444) | (263) | (6,252) | (283) | (210) |
| Add back (Subtract): | | | | | | | |
| *Income Tax Expense (Benefit)* | *18* | *(534)* | *(21)* | *(74)* | *(611)* | *(23)* | *(57)* |
| *Interest Expense* | *379* | *383* | *382* | *391* | *1,535* | *383* | *160* |
| *Investment and Other (Income) Loss, Net* | *9* | *9* | *10* | *9* | *37* | *(5)* | *20* |
| *Pension Settlement Costs* | - | - | - | *57* | *57* | *103* | *56* |
| *Loss on Extinguishment of Debt* | *20* | - | - | - | *20* | - | - |
| *Reorganization Items, Net* | - | - | - | - | - | - | *142* |
| Operating Income (Loss) | 273 | (5,534) | (73) | 120 | (5,214) | 175 | 111 |
| Depreciation and Amortization | 449 | 429 | 422 | 420 | 1,720 | 415 | 397 |
| **EBITDA** | **$722** | **($5,105)** | **$349** | **$540** | **($3,494)** | **$590** | **$508** |
| Add back: | | | | | | | |
| *Pension/OPEB Expense* | *20* | *19* | *20* | *19* | *78* | *23* | *23* |
| *Restructuring Costs and Other Charges* | *27* | *30* | *27* | *82* | *166* | *48* | *36* |
| *Stock-based Compensation Expense* | *3* | *4* | *3* | *5* | *15* | *1* | *1* |
| *Storm Related Insurance Proceeds* | *(1)* | - | - | *(5)* | *(6)* | - | *(1)* |
| *Loss on disposal of Northwest Operations* | - | *384* | *30* | *32* | *446* | *24* | *136* |
| *Goodwill Impairment* | - | *5,449* | *276* | - | *5,725* | - | - |
| **Adjusted EBITDA** | **$771** | **$781** | **$705** | **$673** | **$2,930** | **$686** | **$703** |
| **EBITDA Margin** | **37.1%** | **(266.6)%** | **18.9%** | **30.1%** | **(46.6)%** | **33.0%** | **29.0%** |
| **Adjusted EBITDA Margin** | **39.6%** | **40.8%** | **38.1%** | **37.6%** | **39.1%** | **38.4%** | **40.1%** |

1. For a reconciliation of the Remaining Properties Non-GAAP Financial Measures to the to the Consolidated Non-GAAP Financial Measures see Frontier's Form 8-K containing supplemental financial information filed on August 7, 2020.

33

   Non-GAAP Financial Measures – Consolidated   ($ in Millions)  Q12019  Q2 2019  Q32019  Q42019  FY2019  Q1 2020  Q2 2020  Total Operating Expenses  $1,762  $7,526  $1,971  $1,721  $12,980  $1,661  $1,661  Subtract:                 Depreciation and Amortization  484  454  422  420  1,780  415  397   Goodwill Impairment  -  5,449  276  -  5,725  -  -   Loss on disposal of Northwest Operations  -  384  30  32  446  24  136   Pension/OPEB Expense  20  19  20  19  78  23  23   Restructuring Costs and Other Charges  28  31  27  82  168  48  36   Stock-based Compensation Expense  3  4  3  5  15  1  1   Storm Related Insurance Proceeds  (1)  -  -  (5)  (6)  -  (1)  Adjusted Operating Expenses  $1,228  $1,185  $1,193  $1,168  $4,774  $1,150  $1,069    34

   Non-GAAP Financial Measures – Remaining Properties1   ($ in Millions)  Q12019  Q2 2019  Q32019  Q42019  FY2019  Q1 2020  Q2 2020  Total Operating Expenses  $1,673  $7,449  $1,922  $1,672  $12,716  $1,613  $1,643  Subtract:                 Depreciation and Amortization  449  429  422  420  1,720  415  397   Goodwill Impairment  -  5,449  276  -  5,725  -  -   Loss on disposal of Northwest Operations  -  384  30  32  446  24  136   Pension/OPEB Expense  20  19  20  19  78  23  23   Restructuring Costs and Other Charges  27  30  27  82  166  48  36   Stock-based Compensation Expense  3  4  3  5  15  1  1   Storm Related Insurance Proceeds  (1)  -  -  (5)  (6)  -  (1)  Adjusted Operating Expenses  $1,175  $1,134  $1,144  $1,119  $4,572  $1,102  $1,051    35  For a reconciliation of the Remaining Properties Non-GAAP Financial Measures to the to the Consolidated Non-GAAP Financial Measures see Frontier’s Form 8-K containing supplemental financial information filed on August 7, 2020.

   Non-GAAP Financial Measures – Consolidated     Quarterly Results               ($ in Millions)  Q12019  Q22019  Q32019  Q42019  FY2019  Q12020  Q22020  Net Cash Provided from Operating Activities  $282  $575  $246  $405  $1,508  $477  $473   Capital Expenditures   (305)  (275)  (318)  (328)  (1,226)  (286)  (225)  Operating Free Cash Flow  ($23)  $300  ($72)  $77  $282  $191  $248    Trailing Four Quarter Results              ($ in Millions)  Q12019  Q22019  Q32019  Q42019  Q1 2020  Q2 2020  Net Cash Provided from Operating Activities  $1,843  $1,746  $1,706  $1,508  $1,703  $1,601   Capital Expenditures   (1,200)  (1,154)  (1,143)  (1,226)  (1,207)  (1,157)  Operating Free Cash Flow  $643  $592  $563  $282  $496  $444  36

# Consumer Unit Trends – Remaining Properties

Frontier COMMUNICATIONS


2019
2020
Q1
Q2
Q3
Q4
Q1
Q2
Net Adds (000s)
(19)
(7)
(46)
(43)
(10)
(43)
(49)
0
(38)
(33)
4
(36)
(23)
10
(36)
(17)
7
(35)
Consumer Copper Broadband
Consumer Fiber Broadband
Consumer Video excl. Dish

**Continued positive fiber net** adds reflects introduction of 1 Gig offering in Q4 2019 and improved churn management

**Copper trends improving YoY and sequentially** driven by lower customer churn and stability in gross adds

**Video net losses** reflect a deemphasis on triple play products and secular shifts to OTT

37

Customer Churn Trends – Remaining Properties    Continued lower churn in both Fiber and Copper markets     2019  Q2 churn lower sequentially and YoY reflect in part the benefit from lower market activity in COVID environment    2020  38                                Q1  Q3  Q2  Q4  Q2  Q1

                               Consumer ARPC – Remaining Properties  Consumer Customers  ARPC    Q2 2020 Consumer ARPC sequential decrease driven by video losses    2019  Q1  Q3  Q2  Q4  Q1    2020  39  3.6M  3.6M  3.5M  3.4M  3.4M  3.3M  Q2